UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2024

INTERNATIONAL ISOTOPES INC.
(Exact Name of Registrant as Specified in Its Charter)

Texas	0-22923	74-2763837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4137 Commerce Circle Idaho Falls, Idaho	83401
(Address of Principal Executive Offices)	(Zip Code)

208-524-5300
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.         Submission of Matters to a Vote of Security Holders.

On July 10, 2024, International Isotopes Inc (the “Company”) held the 2024 Annual Meeting of Shareholders (the “Annual Meeting”) at the Company’s headquarters in Idaho Falls, Idaho. At the Annual Meeting, there were 269,004,293 shares of the Company’s common stock represented to vote either in person or by proxy, or approximately 51.4% of the outstanding shares of common stock, which represented a quorum. The final voting results for each matter submitted to a vote of the shareholders at the Annual Meeting were as follows:

Proposal 1.
Robert Atcher, Shahe Bagerdjian, Christopher Grosso, and Steve T. Laflin were elected as directors of the Company, each to serve a one-year term and until his respective successor has been duly elected and qualified by the following votes:

Nominee	For	Withheld	Broker Non-Votes
Robert Atcher	195,329,242	356,031	73,319,020
Shahe Bagerdjian	195,322,143	363,130	73,319,020
Christopher Grosso	195,318,411	366,862	73,319,020
Steve T. Laflin	188,555,584	7,129,689	73,319,020

2.	Haynie & Company was ratified as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024, by the following votes:

For	Against	Abstain	Broker Non-Votes
268,868,853	107,440	28,000	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL ISOTOPES INC.

Date: July 16, 2024	By:	/s/ Shahe Bagerdjian
Shahe Bagerdjian President and Chief Executive Officer